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                          Exhibit 23 Consent of Experts











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                       CONSENT OF INDEPENDENT ACCOUNTANTS


The Board of Directors
Ambac Assurance Corporation:


         We consent to the incorporation by reference in the registration statement (No. 333-35026) of Structured Asset Securities Corporation (the "Registrant") and in the Prospectus Supplement dated June 14, 2001 of the Registrant (the "Prospectus Supplement"), via the Form 8-K of the Registrant dated June 14, 2001, of our report dated January 22, 2001 on the consolidated financial statements of Ambac Assurance Corporation and subsidiaries as of December 31, 2000 and 1999, and for each of the years in the three-year period ended December 31, 2000, which report appears in the Annual Report on Form 10-K of Ambac Financial Group, Inc. which was filed with the Securities and Exchange Commission on March 28, 2001 and to the reference to our firm under the heading "Experts" in the Prospectus Supplement.




                                                             /s/ KPMG LLP
                                                             -----------------

                                                             KPMG LLP



New York, New York
June 22, 2001